AGREEMENT AND FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS AGREEMENT AND FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of November 30, 2007, is made and entered into by and among LUFKIN INDUSTRIES, INC., a Texas corporation (the “Borrower”) and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION (“JPMCB”), as the Lender, as the Issuing Bank, and as the Administrative Agent under the Credit Agreement referred to below (JPMCB, in all such capacities, the “Bank”). The Borrower and the Bank are herein sometimes called the “Parties”.

Preliminary Statements.

The Parties entered into a Credit Agreement dated as of December 30, 2002, an Agreement and First Amendment to Credit Agreement dated as of June 30, 2004, an Agreement and Second Amendment to Credit Agreement dated as of February 1, 2005, and an Agreement and Third Amendment to Credit Agreement dated as of December 30, 2005 (such Credit Agreement, as so amended, the “Credit Agreement”). Unless defined herein, terms used herein which are defined in the Credit Agreement shall have the meanings therein ascribed to them. The Borrower has asked the Bank (i) to increase to $40,000,000 the amount of credit available under the Note and (ii) to extend the Maturity Date as defined in the Credit Agreement and the final date as of which Letters of Credit under the Credit Agreement may be requested. The Bank is willing to grant that increase and those extensions, all upon the terms and conditions set forth in this Amendment.

Agreements.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the Parties, the Parties agree as follows:

1.  Commitments. The aggregate amount of the Lenders' Commitments as of the date of this Amendment is $40,000,000, all of which is the Commitment of JPMCB.

2.  Amendment of Definitions. The definition of “Maturity Date” set forth in Section 1.01 of the Credit Agreement is hereby amended to provide in its entirety as follows:

“"Maturity Date" means the first to occur of (a) the date the Obligations become due pursuant to Article VII and (b) December 31, 2010.”

3.  Amendment of Section 2.04(c). The first sentence of Section 2.04(c) is hereby amended to provide in its entirety as follows:

“Each Letter of Credit shall expire at or prior to the close of business on December 31, 2012.”

4.  Conditions Precedent. This Amendment shall be effective as of the date set forth above, subject to the satisfaction, in a manner satisfactory to the Bank, of each of the following conditions precedent:

(a)  The Bank shall have received counterparts of this Amendment, duly executed by each of the Parties.

(b)  The Bank shall have received a promissory note of the Borrower, signed by an authorized representative of the Borrower, payable to the order of JPMCB in the amount of JPMCB’s Commitment.

(c)  The Bank shall have received such documents, resolutions, and certificates as the Bank may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of the Transactions and any other legal matters relating to the Borrower, this Agreement, the other Loan Documents, or the Transactions, all in form and substance satisfactory to the Bank.

(d)  The Bank shall have received a certificate signed by a Financial Officer of the Borrower certifying that

(i)  Since December 31, 2006, there has been no material adverse change in the assets, liabilities, financial condition, business or affairs of the Borrower other than as disclosed in writing to the Administrative Agent before the execution of this Amendment. Each such written disclosure shall be included in the definition of “Disclosed Matter” for purposes of the Credit Agreement and this Amendment. Since December 31, 2006, there has occurred no change, event, circumstance, or condition in or with respect to the assets, liabilities, financial condition, business or affairs or the Parent Company and its Subsidiaries, taken as a whole, which, individually or in the aggregate with all other such changes, events, circumstances and conditions occurring since September 30, 2005, could reasonably be expected to result in a Material Adverse Effect, except for Disclosed Matters;

(ii)  The representations and warranties of the Borrower set forth in the Credit Agreement are true and correct (except to the extent such representations and warranties expressly relate solely to an earlier date);

(iii)  The Borrower has no material domestic Subsidiary that has not executed and delivered to the Bank a Guaranty;

(iv)  The Borrower has no material international Subsidiary that has not executed and delivered to the Bank a Guaranty; and

(v)  No Default has occurred and is continuing.

(e)  No Legal Bar. The effectiveness of this Amendment shall not violate any Legal Requirement applicable to the Bank.

5.  Representations True; No Default. The Borrower represents and warrants to the Bank that

(a)  the representations and warranties contained in the Credit Agreement are true and correct on and as of the date of this Amendment as though made on and as of such date (except to the extent such representations and warranties expressly relate solely to an earlier date);

(b)  no event has occurred and is continuing which consti-tutes a Default under the Credit Agreement;

(c)  the execution, delivery and performance of this Amendment have been duly authorized by all necessary corporate action on the part of the Borrower;

(d)  this Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligations of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; and

(e)  there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its consolidated Subsidiaries (i) as to which there is a reasonable possi-bility of an adverse determination and that, if adversely deter-mined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters), or (ii) that involve this Agreement, any of the other Loan Documents, any Collateral, or the Transactions.

6.  Ratification. Except as expressly amended (or, in the case of the Note, superseded) hereby, the Credit Agreement, as hereby amended, and the other Loan Do-cuments are in all respects ratified and confirmed and are, and shall continue to be, in full force and effect. The Borrower hereby agrees and acknowledges that all of its liabilities and obligations under the Credit Agreement and the other Loan Documents remain in full force and effect as of the date of this Amendment and after giving effect to it.

7.  Definitions and References. Unless otherwise defined herein, terms used herein which are defined in the Credit Agreement shall have the meanings therein ascribed to them. The term “Agreement” as used in the Credit Agreement and the term “Credit Agreement” as used in the other Loan Documents or any other instrument, document or writing furnished to the Bank by or on behalf of the Borrower shall mean the Credit Agreement as hereby amended.

8.  Expenses; Additional Information. The Borrower shall pay to the Bank on demand all expenses (including reasonable counsel's fees) incurred in connection with the preparation, reproduction, execution and delivery of this Amendment.

9.  Severability. If any term or provision of this Amendment or the application thereof to any person or circumstances shall, to any extent, be deemed invalid or unenforceable, the remainder of this Amendment, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and this Amendment shall be valid and enforced to the fullest extent permitted by applicable law. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions thereof or affecting the validity or enforceability of such provision in any other jurisdiction and, to this end, the provisions of this Amendment are severable.

10.  Miscellaneous. This Amendment (a) shall be binding upon and inure to the benefit of the Parties and their respective successors, assigns, receivers and trustees (however, the Borrower may not assign its rights hereunder without the express prior written consent of the Bank); (b) may be modified or amended only by a writing signed by each of the Parties; (c) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES) AND OF THE UNITED STATES OF AMERICA; (d) may be executed and delivered by facsimile or other electronic transmission, and may be executed in several counterparts, and by the Parties on separate counter-parts, and each counterpart, when so executed and delivered, shall constitute an original agreement, and all such separate counterparts shall constitute but one and the same agreement, (e) embodies the entire agreement and under-standing among the Parties with respect to the subject matter hereof and supersedes all prior agreements, consents and understandings relating to such subject matter, and (f) is a Loan Document. The headings herein shall be accorded no significance in inter-preting this Amendment.

11.  ENTIRE AGREEMENT.

THIS AMENDMENT REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES AS TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their respective duly authorized officers effective as of the date written above.

LUFKIN INDUSTRIES, INC., a Texas corporation

By:	/s/ R. D. Leslie
Name:	R. D. Leslie
Title:	Vice President/Treasurer/Chief Financial Officer

JPMORGAN CHASE BANK, N.A., as Lender, as Issuing Bank, and as Administrative Agent under the Credit Agreement

By:	/s/ Paul Bedford
Name:	Paul Bedford
Title:	Senior Vice President